UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2010

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 19, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”):

•

approved the annual base salaries of the Company’s principal executive officer, principal financial officer and other named executive officers (collectively, the “Executive Officers”), to be effective as of July 1, 2010;

•	established the target award amounts for the Company’s fiscal year ending February 28, 2011 (“FY2011”) for the Executive Officers under the Company’s Executive Variable Compensation Plan (“EVCP”);

•	established the financial performance objectives that will be used to determine the cash award amounts for the Executive Officers for FY2011 under the EVCP;

•

approved the performance objectives and a form of award agreement for use with grants of performance share units in FY2011 (“PSUs”) with payouts based on the Company’s financial performance (the “FY2011 Operating Performance PSU Agreement”);

•

approved the performance objective and a form of award agreement for use with grants of PSUs in FY2011 with payouts based on the performance of the Company’s common stock (the “FY2011 Share Price Performance PSU Agreement”); and

•	approved the performance objective and a form of award agreement for use with grants of performance-based restricted stock awards in FY2011 (the “Performance RSA Agreement”).

Executive Base Salaries

The annual base salaries for the Executive Officers approved by the Committee are set forth on Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

FY2011 Target Award Amounts under the EVCP

The target award amounts under the EVCP for FY2011 for the Executive Officers, approved by the Committee are set forth on Exhibit 99.1 to this Form 8-K. For a discussion of the EVCP, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2007 (the “May 2007 Form 8-K”).

FY2011 Financial Performance Objectives under the EVCP

As approved by the Committee, the financial performance objectives for FY2011 under the EVCP are (a) a specified dollar amount of total revenues, (b) a specified dollar amount of cash flow from operations plus excess tax benefits from share-based payment arrangements and (c) a specified percentage of operating margin, excluding the impact of expense related to share-based payment arrangements and the amortization of intangible assets. The cash flow from operations and operating margin performance objectives are considered non-GAAP financial measures.

The total revenues and operating margin performance objectives are based on assumed exchange rates of 1.00 Euro:U.S.$1.35 and 90 yen:U.S.$1.00, and these objectives are subject to adjustment if actual exchange rates for these currencies differ from these assumed rates by 5% or more. Additionally, the following items will be excluded in determining whether any financial performance objective has been satisfied for FY2011: the impact of acquisitions and divestitures approved by the Board of Directors, goodwill write-offs, restructuring charges, litigation and insurance settlement charges, the impact of discontinued operations and the cumulative effect of changes in tax laws or accounting procedures. The Committee has reserved the right to exercise negative discretion to limit or forego any of these exclusions and may adjust any financial performance objective for FY2011 in its discretion as permitted by the EVCP. For a discussion of the EVCP, see the May 2007 Form 8-K.

The Committee determined that 75% of a participant’s target award amount will be based upon the financial performance objectives discussed above, and 25% of a participant’s target award amount will be based on individual performance objectives, which may be objectively or subjectively determined (the “Individual Objectives”). Individual Objectives relate to strategy development, planning and/or implementation, corporate initiatives, succession planning, retention of key employees, executive development and operational improvements. The Committee determined that each of the financial performance objectives discussed above will be weighted equally in calculating the financial component of the award, and, with respect to each financial metric and the Individual Objectives metric, payments range from 0 – 50% per metric. The target award amounts approved by the Committee for the Executive Officers are set forth on Exhibit 99.1 of this Form 8-K.

FY2011 Operating Performance PSU Agreement

The FY2011 Operating Performance PSU Agreement, the form of which is filed as Exhibit 99.2 hereto, is intended for use with certain grants of PSUs to Executive Officers in FY2011. Each PSU represents the right to receive in the future one share of the Company’s common stock, or at the Company’s election, the value of such share, according to a formula specified in, and subject to the terms and conditions of, the FY2011 Operating Performance PSU Agreement. Capitalized terms not defined in this summary are defined in the FY2011 Operating Performance PSU Agreement.

Except as set forth below, the terms of the FY2011 Operating Performance PSU Agreement are substantially similar to the terms of the Company’s form of Performance Share Unit Agreement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2007 (the “October 2007 Form 8-K”). The summary of such terms in the October 2007 Form 8-K is incorporated by reference herein.

Under the FY2011 Operating Performance PSU Agreement, an executive will be granted an award for a target number of PSUs, and depending on the Company’s financial performance, the executive may earn up to 200% of the target number of PSUs (the “Maximum PSUs”) over a performance period with three separate performance segments corresponding to three fiscal years of the Company (the “Operating Performance Period”). Up to 25% of the Maximum PSUs may be earned in respect of the first performance segment; up to 50% of the Maximum PSUs may be earned in respect of the second performance segment, less the amount earned in the first performance segment; and up to 100% of the Maximum PSUs may be earned in respect of the third performance segment, less the amount earned in the first and second performance segments.

The number of PSUs earned, according to the formula specified in the FY2011 Operating Performance PSU Agreement, will be determined based on a comparison of the Company’s performance during each of its fiscal years ending during the Operating Performance Period with respect to Percentage Revenue Growth and Percentage Operating Income Growth (the “Operating Performance Goals”) as compared to the performance of specified peer companies during each such year of the Operating Performance Period with respect to the same Operating Performance Goals.

If a Change in Control occurs, and provided the executive’s continuous service with the Company or any of its affiliates as an employee, consultant or director (a “Business Relationship”) has not ceased, the Committee may determine that either (i) all of the shares underlying the award that have not previously been paid or earned will be treated as earned (x) to the Target Performance Share Unit level if the Change in Control occurs during the first or second Measuring Year or (y) based on the Company’s performance as of the last day of the most recently completed fiscal quarter before the date that the Change in Control occurs if the Change in Control occurs during the third Measuring Year, and will be paid out in a single lump sum within 30 days following the Change in Control or (ii) the FY2011 Operating Performance PSU Agreement will be “continued, assumed, converted or substituted for” immediately following a Change in Control, using restricted stock of the Company, Parent Corporation or Surviving Corporation.

The foregoing description of the terms of the FY2011 Operating Performance PSU Agreement does not purport to be complete and is qualified in its entirety by the provisions of the form of Operating Performance Performance Share Unit Agreement filed as Exhibit 99.2 hereto and incorporated by reference herein.

FY2011 Share Price Performance PSU Agreement

The FY2011 Share Price Performance PSU Agreement, the form of which is filed as Exhibit 99.3 hereto, is intended for use with certain grants of PSUs to Executive Officers in FY2011. Each PSU represents the right to receive in the future one share of the Company’s common stock, or at the Company’s election, the value of such share, according to a formula specified in, and subject to the terms and conditions of, the FY2011 Share Price Performance PSU Agreement. Capitalized terms not defined in this summary are defined in the FY2011 Share Price Performance PSU Agreement.

Except as set forth below, the terms of the FY2011 Share Price Performance PSU Agreement are substantially similar to the terms of the Company’s form of Performance Share Unit Agreement (Fiscal Year 2010 – SPP Form) filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2009 (the “June 2009 Form 8-K”). The summary of such terms in the June 2009 Form 8-K is incorporated by reference herein.

Under the FY2011 Share Price Performance PSU Agreement, an executive will be granted an award for a target number of PSUs, and depending on the performance of the Company’s common stock over a thirty-six month period beginning on March 1, 2010 (the “Share Price Performance Period”), the executive may earn up to 200% of the target number of PSUs. The number of PSUs earned, according to the formula specified in the FY2011 Share Price Performance PSU Agreement, will be determined based on a comparison of the performance of the Company’s stock price relative to the performance of the stock price of specified peer companies during the Share Price Performance Period. This performance is measured by the change in the average price of common stock calculated over the ninety-day periods ending at both the beginning and the end of the Share Price Performance Period.

The foregoing description of the terms of the FY2011 Share Price Performance PSU Agreement does not purport to be complete and is qualified in its entirety by the provisions of the form of Share Price Performance Performance Share Unit Agreement filed as Exhibit 99.3 hereto and incorporated by reference herein.

Performance RSA Agreement

The Performance RSA Agreement, the form of which is filed as Exhibit 99.4 hereto, is intended for use with grants of restricted stock awards (“RSAs”) to Executive Officers in FY2011. Under the Performance RSA Agreement, executives are awarded shares of the Company’s common stock subject to achievement of a specified dollar amount of total revenues established by the Committee as the performance objective for FY2011 under the EVCP (the “RSA Performance Goal”). If the Company fails to achieve the RSA Performance Goal for FY2011, then all shares of restricted stock subject to the award are forfeited. If the Company achieves the RSA Performance Goal for FY2011, 25% of the restricted stock vests on July 16, 2011, and the remainder vests ratably on a quarterly basis over the course of the subsequent three–year period, provided that the executive’s Business Relationship with the Company has not ceased. Capitalized terms not defined in this summary are defined in the Performance RSA Agreement.

If a Change in Control occurs, and the Performance RSA Agreement is “continued, assumed, converted or substituted for” and within one year of the Change in Control, the executive’s Business Relationship is terminated by the Company or its successor without Good Cause or by the executive for Good Reason, all of the restricted stock vests. If a Change in Controls occurs, and the Performance RSA Agreement is not “continued, assumed, converted or substituted for” immediately following the Change in Control, all of the restricted stock shall be treated as vested immediately prior to the Change in Control. In the event that the Change in Control occurs prior to the Vesting Start Date, then the RSA Performance Goal shall be deemed to have been achieved.

The foregoing description of the terms of the Performance RSA Agreement does not purport to be complete and is qualified in its entirety by the provisions of the form of Performance RSA Agreement filed as Exhibit 99.4 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010	RED HAT, INC.

	By:	/s/ Charles E. Peters, Jr.
	Name:	Charles E. Peters, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Executive Base Salaries and Target Award Amounts under Red Hat, Inc.’s Executive Variable Compensation Plan for the Fiscal Year Ending February 28, 2011

99.2	Form of Performance Share Unit Agreement (Fiscal Year 2011 Operating Performance Form) adopted May 19, 2010

99.3	Form of Performance Share Unit Agreement (Fiscal Year 2011 Share Price Performance Form) adopted May 19, 2010

99.4	Form of Performance Restricted Stock Agreement adopted May 19, 2010